SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.
                                  20549


                                 Form 8-K



          Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

               Date of Report      December 14, 1995



               Registrant;State of
Commission     Incorporation                   IRS Employer
File No.       Address and Telephone No.     Identification No.


1-9760         Atlantic Energy, Inc.              22-2871471
               (New Jersey)
               6801 Black Horse Pike
               Egg Harbor Township, NJ 08234
               (609) 645-4500



1-3559         Atlantic City Electric Company     21-0398280
               (New Jersey)
               P.O. Box 1264
               6801 Black Horse Pike
               Egg Harbor Township, NJ 08234
               (609) 645-4100

Item 5.   Other Events.

     The following information updates certain matters previously reported to the Securities and Exchange Commission under Part I,
Item 1 - Business of the Annual Report on Form 10-K for 1994,
Part II of the Quarterly Reports on Form 10-Q for the quarters ended June 30, 1995 and September 30, 1995 and Item 5 of the Current Reports on Form 8-K dated June 15, 1995, July 21, 1995 and October 19, 1995 of Atlantic Energy, Inc. and Atlantic City Electric Company (ACE).

Salem Station

     ACE is a 7.41% owner of the Salem Nuclear Generating Station (Salem). As previously reported, ACE was advised by Public Service Electric & Gas Company (PS), the operator of Salem, that Salem Unit 1 and Salem Unit 2 were taken out of service on May 16, 1995 and June 7, 1995, respectively, and that PS subsequently informed the Nuclear Regulatory Commission (NRC) that it had determined to keep the Salem units shut down pending review and resolution of certain equipment and management issues, and agreement by the NRC that each unit is sufficiently prepared to restart. PS further advised ACE that PS received a Confirmatory Action Letter from the NRC dated June 9, 1995 documenting these commitments by PS.

         As previously reported, PS has advised ACE that PS has been engaged in an assessment of Salem to identify the scope of work necessary to achieve safe, sustained and reliable operation. PS has stated that it will keep the units off line until it is satisfied that they are ready to return to service and operate reliably over the long term.

         PS has further advised ACE that PS has completed an examination of Salem Unit 1 and Salem Unit 2. On December 11, 1995, PS presented its restart plan for both Salem units to the NRC at a public meeting. PS has advised ACE that, based upon this assessment, PS continues to estimate that Salem Unit 1 will return to service in the second quarter of 1996. PS has advised ACE that Salem Unit 2, previously expected to return to service in the second quarter of 1996, is now expected to return to service in the third quarter of 1996. As previously reported, during these outages Salem Unit 1 will undergo a scheduled refueling and Salem Unit 2 will undergo a partial refueling which will allow PS to eliminate a full refueling outage for Salem Unit 2 originally scheduled for 1996.

         As previously reported, ACE estimates that its share of estimated 1995 operating and maintenance expenses associated with Salem restart activities will amount to approximately $3.7 million. ACE currently estimates that, based on PS estimates for the return of Salem Unit 2, its portion of estimated operating and maintenance expenses associated with Salem restart activities for 1996 will be approximately $3.8 million and its share of additional capital costs for 1996 related to the restart activities will be approximately $1.3 million.

Hope Creek

         ACE is a 5% owner in the Hope Creek Nuclear Generating Station (Hope Creek) and has been advised by PS, operator of Hope Creek, that Hope Creek went into a refueling and maintenance outage on November 11, 1995. PS has advised ACE, that by letter dated December 1, 1995, the NRC informed PS of the results of the Plant Performance Review done by the NRC covering the period April 23, 1995 to October 21, 1995. The results indicate a continued decline in plant performance. PS has further advised ACE that PS will be extending the refueling and maintenance outage until February 1996 to include the implementation of corrective actions to eliminate operational deficiencies noted by the NRC and detected by PS through self assessment. The NRC in their letter requested a management meeting prior to restart to allow PS to present their self assessment of the progress made during the outage and of the readiness of the unit for restart. In addition, the NRC has a Readiness Assessment Team Inspection of Hope Creek scheduled for January 1996. No assurances can be given as to what action, if any, the NRC might take or when the Hope Creek unit will be restarted.

         As previously reported, ACE was notified by PS that on July 8, 1995, during a manual shutdown of Hope Creek, operators partially opened a valve to repair control room ventilation equipment and inadvertently reduced the effectiveness of the shutdown cooling system. The positioning of the valve and the resulting temperature change violated plant procedures and technical specifications, although the impact of the event to plant safety was minimal. On July 31, 1995, NRC staff met with plant management concerning this issue and subsequently decided to assign a special inspection team to independently evaluate this event as well as PS's response to it, including PS's procedures and training for operator handling of abnormal conditions. ACE was advised by PS that on September 25, 1995, the NRC's special inspection team issued its report and identified several areas where operator and senior plant management performance during this event was inadequate. The NRC enforcement conference was held on November 6, 1995, and then on December 12, 1995 the NRC issued a Notice of Violation and Proposed Imposition of Civil Penalty of $100,000 fine for the alleged violations. PS has advised ACE that they will not contest the alleged violations and will pay the fine as proposed.

Replacement Power Costs and Nuclear Performance Penalty

         The incremental replacement power costs being incurred by ACE during the restart activities discussed above are approximately $0.5 million per month for each of the Salem units and approximately $0.4 million per month for the Hope Creek unit.

         ACE currently anticipates that the 1995 aggregate capacity factor of the five nuclear units in which ACE owns a minority interest will range from 57% to 58%, which is below the 65% minimum annual standard established by the New Jersey Board of Public Utilities. Assuming operation of the remaining two nuclear units as scheduled, the 1995 nuclear performance penalty to ACE is estimated to be $1.5 million. Based on the PS estimates for the restart of the Salem units and the Hope Creek unit discussed above, ACE estimates the 1996 aggregate nuclear capacity factor will be approximately 57%, and would result in a nuclear performance penalty of $1.3 million in 1996.

         As a nonoperating minority owner, ACE believes that the safe and expeditious restart of the Salem and Hope Creek units is of utmost importance to the customers of ACE and the shareholders of the Company, and ACE continues to actively encourage PS to take all steps necessary and reasonable to effectively and properly respond to concerns expressed by the NRC and to restart the units in a timely manner. The Company continues to convey these concerns directly to the management of PS.

         ACE continues to evaluate the legal, regulatory and administrative implications of these events. At this time, it is impossible to predict what action may be taken, if any, by participation in any regulatory, administrative or civil proceedings which, if commenced, may affect the outcome of these matters and the ultimate responsibility for ACE for its share of such costs and penalties.

                          SIGNATURE

            Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Atlantic Energy, Inc.
                      Atlantic City Electric Company
                               (Registrant)


                  By:    /s/ J. E. Franklin II
                             J. E. Franklin II
               Vice President, Secretary and General Counsel
                           Atlantic Energy, Inc.
           Senior Vice President, Secretary and General Counsel
                      Atlantic City Electric Company



Date: December 14, 1995